UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K
______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2009

EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

16701 Greenspoint Park Drive, Suite 200
Houston, Texas 77060
(Address of principal executive offices, including zip code)

(281) 408-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements or Certain Officers.

Eagle Rock Energy Partners, L.P. (“Eagle Rock” or the “Partnership”) today announced the appointment of Mr. Jeffrey P. Wood to the position of senior vice president and chief financial officer of Eagle Rock Energy G&P, LLC, general partner of Eagle Rock Energy GP, L.P., which is the general partner of the Partnership.  Mr. Wood, who became Eagle Rock’s principal financial and accounting officer today – January 5, 2009, will replace Mr. Alfredo Garcia, who has been serving as interim chief financial officer since August 16, 2008, from those positions.  Mr. Garcia will continue to serve the Partnership in the capacity of senior vice president, corporate development.

Mr. Wood is 38 years old.  Mr. Wood has been employed by Lehman Brothers Holdings, Inc. as a principal in its private equity division since August 2006, where he served as a portfolio manager for two funds focused on investing in equity securities of master limited partnerships.  For the periods July 1997 through July 1999 and July 2001 through August 2006, he served in various roles, culminating as vice president, in Lehman Brothers natural resources investment banking practice.  Prior to Lehman Brothers Holdings, Inc., Mr. Wood was employed by PriceWaterhouse LLP from July 1993 to July 1997 in its audit and corporate finance groups.  Mr. Wood holds a Bachelor of Arts in Business Administration from Baylor University and a Master of Business Administration from the University of Chicago Booth School of Business.

Mr. Wood has no family relationship with any director or executive officer of Eagle Rock G&P, LLC.  While serving as a principal with the private equity division of Lehman Brothers, Mr. Wood oversaw the investment of an aggregate of $94 million by certain Lehman Brothers’ private equity funds in common units of the Partnership through private placements during 2007.  The proceeds from these private placement transactions were used to fund the cash portion of the purchase prices of certain acquisitions by the Partnership closed in May and July of 2007. While Mr. Wood oversaw the investment process, Mr. Wood did not control the investment decisions for the Lehman Brothers private equity funds and does not have, and specifically disclaims, any beneficial ownership or pecuniary interest in the common units acquired by the Lehman Brothers private equity funds.

The initial annual base salary for Mr. Wood is $250,000, and Mr. Wood will be eligible for up to 50% of his base salary as a bonus.  Eagle Rock has granted to Mr. Wood 50,000 restricted common units on January 5, 2009, which will vest over a three year period – 33 % on November 15, 2009, 33% on November 15, 2010, and 34% on November 15, 2011.  The Partnership is also aware that the Board of Managers of the general partner of Eagle Rock Holdings L.P. has granted Mr. Wood, in connection with his employment with Eagle Rock Energy G&P, LLC, Tier I and Tier III incentive interests which, if and when the payout goals for these interests are achieved, would entitle Mr. Wood to approximately 0.58% (for Tier I) and 0.19% (for Tier III) of overall distributions from Holdings.  Because the payout goal for the Tier I incentive interests has already been achieved, Mr. Wood is now eligible to participate pro rata in any future distributions, as and when paid.  In contrast, the payout goal for the Tier III incentive interests (which is confidential) has not been achieved and thus Mr. Wood is not entitled to share in current distributions, as and when declared, on account of his Tier III incentive interests.  Both the restricted units and incentive interests granted to Mr. Wood are subject to vesting and forfeiture as generally described in the Discussion and Analysis of Executive Compensation in Part III of our Form 10-K for 2007.

Item 9.01                      Financial Statements and Exhibits.

Exhibit No.                      Description

99.1                          Press Release of Eagle Rock Energy Partners, L.P. dated January 5, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

By:	Eagle Rock Energy GP, L.P., its general partner

By:	Eagle Rock Energy G&P, LLC, its general partner

Date: January 5, 2009	By:	/s/ Joseph A. Mills
Joseph A. Mills
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.                      Description

99.1                          Press Release of Eagle Rock Energy Partners, L.P. dated January 5, 2009